UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 9, 2012

Fuel Doctor Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-161052	26-2274999
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23961 Craftsman Road L, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 224-5678

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On February 9, 2012, Fuel Doctor Holdings, Inc. (the “Company”) received a summons stating that on January 11, 2012, Turn One Racing LLC (“Plaintiff”) filed a complaint (the “Complaint”) in the United States District Court for the Western District of Virginia (the “Court”), Civil No. 4:12-CV-0001-JLK, alleging breach of contract under the Sponsorship Agreement, dated March 29, 2011, by and between the Fuel Doctor LLC, the Company’s wholly-owned subsidiary and Plaintiff (the “Agreement”).   Plaintiff is seeking, among other things, damages of at least $215,081.65 with interest accruing at the federal judgment rate form the date of judgment.  While the Company intends to commence negotiations with Plaintiff concerning the Agreement and the Complaint, there can be no assurance that the Company and Plaintiff will come to any agreement and/or settlement with respect to the litigation and/or the Agreement.  Even if we succeed in defending against the litigation, we are likely to incur substantial costs and our management's attention will be diverted from our operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL DOCTOR HOLDINGS, INC.

Date:  February 13, 2012

By: /s/ Mark Soffa

Mark Soffa

Chief Executive Officer

2